UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2008

Timeline, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 7th Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 357-8422

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As the Company previously reported on a Form 8-K filed with the SEC on April 10, 2008, on April 7, 2008 the Company entered into an Agreement with Acacia Patent Acquisition LLC for the sale of all of the Company's right, title and interest in its U.S. and foreign patents and patent applications (the "Patents") for a purchase price of $1.2 million.

On May 16, 2008, the Company and Acacia entered into an Amendment to the Agreement. Under the original Agreement, the parties agreed that for a 60-day period (expiring on June 6, 2008) Acacia has the right to perform a due diligence investigation of the Patents, and Acacia was required to notify the Company of its conclusions regarding the investigation of the Patents at the end of such 60-day period. The Amendment extends the time for Acacia’s written notice of the results of its investigation to a date 15 days after the Company notifies Acacia of shareholder approval of the Agreement and the sale of the Patents. In addition, the Amendment provides that if shareholder approval is not obtained within 90 days after the date of the Agreement (by July 6, 2008), Acacia has the right to terminate the Agreement.

The foregoing is a summary of the material terms of the Amendment, and is qualified by reference to the complete terms and conditions of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number Description

10.1 Amendment between Timeline, Inc. and Acacia Patent Acquisition LLC, dated May 16, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline, Inc.

June 5, 2008	By:	/s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment between Timeline, Inc. and Acacia Patent Acquisition LLC, dated May 16, 2008